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EXHIBIT 10.5

LIBERATE TECHNOLOGIES

1999 EQUITY INCENTIVE PLAN

ADOPTED MAY 17, 1999
AS AMENDED THROUGH AUGUST 25, 2003

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9.2	Payment for Awards	6
9.3	Vesting Conditions	6
9.4	Voting and Dividend Rights	6
9.5	Form and Time of Settlement of Stock Units	6
9.6	Death of Recipient	6
9.7	Creditors' Rights	6
ARTICLE 10 AUTOMATIC AWARDS OF STOCK UNITS TO OUTSIDE DIRECTORS		6
10.1	Initial Award	6
10.2	Annual Award	6
10.3	Affiliates of Outside Directors	6
10.4	Change in Control	6
10.5	Form and Time of Settlement	6
10.6	Death of Recipient	6
10.7	No Voting or Dividend Rights	6
10.8	Transferability of Shares and Other Terms of Units	6
10.9	Deferral of Vesting and Settlement	6
ARTICLE 11 PROTECTION AGAINST DILUTION		7
11.1	Adjustments	7
11.2	Dissolution or Liquidation	7
11.3	Reorganizations	7
ARTICLE 12 DEFERRAL OF AWARDS		7
ARTICLE 13 AWARDS UNDER OTHER PLANS		8
ARTICLE 14 PAYMENT OF DIRECTORS' FEES IN SECURITIES		8
14.1	Effective Date	8
14.2	Elections to Receive NSOs, Restricted Shares or Stock Units	8
14.3	Number and Terms of NSOs, Restricted Shares or Stock Units	8
ARTICLE 15 LIMITATION ON RIGHTS		8
15.1	Retention Rights	8
15.2	Stockholders' Rights	8
15.3	Regulatory Requirements	8
ARTICLE 16 WITHHOLDING TAXES		8
16.1	General	8
16.2	Share Withholding	9
ARTICLE 17 FUTURE OF THE PLAN		9
17.1	Term of the Plan	9
17.2	Amendment or Termination	9
ARTICLE 18 LIMITATION ON PAYMENTS		9
18.1	Scope of Limitation	9
18.2	Basic Rule	9
18.3	Reduction of Payments	9
18.4	Overpayments and Underpayments	10
18.5	Related Corporations	10
ARTICLE 19 LIMITATION ON CALIFORNIA AWARDS		10
19.1	Scope of Limitation	10
19.2	Ten Percent Stockholders	10

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19.3	Minimum Price of Awards	10
19.4	Minimum Vesting of Awards	10
19.5	Term of Awards	10
19.6	Transferability of Awards	11
19.7	Financial Report	11
ARTICLE 20 DEFINITIONS		11

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LIBERATE TECHNOLOGIES

1999 EQUITY INCENTIVE PLAN

  ARTICLE 1.    INTRODUCTION.

        The Plan was adopted by the Board May 17, 1999, to be effective on the effective date of the Company's initial public offering of its Common Shares and was amended by the Board on from time to time thereafter. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or non-statutory stock options) or stock appreciation rights.

        The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

  ARTICLE 2.    ADMINISTRATION.

        2.1    Committee Composition.     The Plan may be administered by one or more Committees or by the full Board, as the Board may determine. Each Committee will consist exclusively of one or more directors of the Company, who will be appointed by the Board. Each reference in the Plan to the Committee will be construed as a reference to (a) a Committee appointed under this Section 2.1, if the Board has assigned a particular function to such Committee, or (b) the full Board, if the Board has reserved a particular function for itself.

        2.2    Committee Responsibilities.     A Committee or the Board will (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. A Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. A Committee's determinations under the Plan will be final and binding on all persons.

        2.3    Committee for Non-Officer Grants.     The Board may also appoint a secondary committee of the Board, which will be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee will include such secondary committee.

  ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

        3.1    Basic Limitation.     Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan will not exceed (a) that number of Common Shares available for stock option grant under the Company's 1996 Stock Option Plan, which is estimated to be approximately 3,051,498 shares, at the effective date of the Company's initial public offering of its Common Shares, plus (b) the additional Common Shares described in Sections 3.2 and 3.3. The limitations of this Section 3.1 and Section 3.2 will be subject to adjustment pursuant to Article 11.

        3.2    Annual Increase in Shares.     As of June 1 of each year, commencing with the year 2000, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan will automatically increase by a number equal to the lesser of (a) 5% of the total number of Common Shares then outstanding or (b) 6,000,000.

        3.3    Additional Shares.     If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares will again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares will again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units will reduce the number available under Section 3.1 and the balance will again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs will reduce the number available under Section 3.1 and the balance will again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs will not be increased when Restricted Shares or other Common Shares are forfeited.

        3.4    Dividend Equivalents.     Any dividend equivalents paid or credited under the Plan will not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

  ARTICLE 4.    ELIGIBILITY.

        4.1    Incentive Stock Options.     Only Employees who are common-law employees of the Company, a Parent or a Subsidiary will be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries will not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

        4.2    Other Grants.     Only Employees, Outside Directors and Consultants will be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

  ARTICLE 5.    OPTIONS.

        5.1    Stock Option Agreement.     Each grant of an Option under the Plan will be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option will be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement will specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

        5.2    Number of Shares.     Each Stock Option Agreement will specify the number of Common Shares subject to the Option and will provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company will not cover more than 1,500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences will not cover more than 3,000,000 Common Shares. The limitations set forth in the preceding sentence will be subject to adjustment in accordance with Article 11.

        5.3    Exercise Price.     Each Stock Option Agreement will specify the Exercise Price; provided that the Exercise Price under an ISO will in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO will in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

        5.4    Exercisability and Term.     Each Stock Option Agreement will specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement will also specify the term of the Option; provided that the term of an ISO will in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

        5.5    Effect of Change in Control.     The Committee or the Board may determine, at the time of granting an Option or thereafter, that such Option will become exercisable as to all or part of the

Common Shares subject to such Option if a Change in Control occurs with respect to the Company, except that in the case of an ISO, the acceleration of exercisability will not occur without the Optionee's written consent.

        5.6    Modification or Assumption of Options.     Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

        5.7    Buyout Provisions.     The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee will establish.

  ARTICLE 6.    PAYMENT FOR OPTION SHARES.

        6.1    General Rule.     The entire Exercise Price of Common Shares issued upon exercise of Options will be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

          (a)   In the case of an ISO granted under the Plan, payment will be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b)   In the case of an NSO, the Committee may allow payment in any form(s) described in this Article 6, in its sole discretion.

        6.2    Surrender of Stock.     To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares will be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee will not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

        6.3    Exercise/Sale.     To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

        6.4    Exercise/Pledge.     To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

        6.5    Promissory Note.     To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, will be paid in cash or cash equivalents.

        6.6    Other Forms of Payment.     To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

  ARTICLE 7.    STOCK APPRECIATION RIGHTS.

        7.1    SAR Agreement.     Each grant of an SAR under the Plan will be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR will be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        7.2    Number of Shares.     Each SAR Agreement will specify the number of Common Shares to which the SAR pertains and will provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single calendar year will in no event pertain to more than 1,500,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences will not pertain to more than 3,000,000 Common Shares. The limitations set forth in the preceding sentence will be subject to adjustment in accordance with Article 11.

        7.3    Exercise Price.     Each SAR Agreement will specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        7.4    Exercisability and Term.     Each SAR Agreement will specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement will also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only if there is a Change in Control.

        7.5    Effect of Change in Control.     The Committee or the Board may determine, at the time of granting an SAR or thereafter, that such SAR will become partially or fully exercisable as to all Common Shares subject to such SAR if a Change in Control occurs with respect to the Company.

        7.6    Exercise of SARs.     Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) will receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee will determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR will automatically be deemed to be exercised as of such date with respect to such portion.

        7.7    Modification or Assumption of SARs.     Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

  ARTICLE 8.    RESTRICTED SHARES.

        8.1    Restricted Stock Agreement.     Each grant of Restricted Shares under the Plan will be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares will be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

        8.2    Payment for Awards.     Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the par value of such Restricted Shares must be paid with cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) to the extent required by applicable law.

        8.3    Vesting Conditions.     Each Award of Restricted Shares may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee or the Board may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares will become vested if a Change in Control occurs with respect to the Company.

        8.4    Voting and Dividend Rights.     The holders of Restricted Shares awarded under the Plan will have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares will be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

  ARTICLE 9.    STOCK UNITS.

        9.1    Stock Unit Agreement.     Each grant of Stock Units under the Plan will be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units will be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        9.2    Payment for Awards.     To the extent that an Award is granted in the form of Stock Units, no cash consideration will be required of the Award recipients.

        9.3    Vesting Conditions.     Each Award of Stock Units may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee or the Board may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units will become vested if a Change in Control occurs with respect to the Company.

        9.4    Voting and Dividend Rights.     The holders of Stock Units will have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid will be subject to the same conditions and restrictions as the Stock Units to which they attach.

        9.5    Form and Time of Settlement of Stock Units.     Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units will be subject to adjustment pursuant to Article 11.

        9.6    Death of Recipient.     Any Stock Units Award that becomes payable after the recipient's death will be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan will designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death will be distributed to the recipient's estate.

        9.7    Creditors' Rights.     A holder of Stock Units will have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

  ARTICLE 10.    AUTOMATIC AWARDS OF STOCK UNITS TO OUTSIDE DIRECTORS.

        10.1    Initial Award.     Each Outside Director who joins the Board after June 1, 2003, will receive an Award of Stock Units on the date of his or her appointment or election.

          (a)   Each Outside Director who joins the Board between October 1 and March 31 will receive an Award of Stock Units with a value of $20,000, based on the closing price per Common Share on the immediately preceding trading day. So long as the Director continuously serves on the Board, the Award will vest as to 50% of the Stock Units on each of the following April 1 and October 1.

          (b)   Each Outside Director who joins the Board between April 1 and September 30 will receive an Award of Stock Units with a value of $10,000, based on the closing price per Common Share on the immediately preceding trading day. So long as the Director continuously serves on the Board, the Award will vest as to 100% of the Stock Units on the next October 1.

        10.2    Annual Award.     Commencing in 2003, on October 1 of each year, each Outside Director will receive an Award of Stock Units with a value of $20,000, based on the closing price per Common Share on the immediately preceding trading day. The Award will vest as to 50% of the Stock Units on each of the following April 1 and October 1.

        10.3    Affiliates of Outside Directors.     The Committee may provide that the Stock Units that otherwise would be awarded to an Outside Director under this Article 10 will instead be awarded to an affiliate of such Outside Director. Such affiliate will then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and settlement provisions pertaining to the Stock Units will be applied with regard to the service of the Outside Director.

        10.4    Change in Control.     If there is a Change in Control while the Outside Director is a member of the Board, all Stock Units awarded under this Article 10 will become fully vested.

        10.5    Form and Time of Settlement.     Settlement of vested Stock Units awarded under this Article 10 will be made by issuing one Common Share for each Stock Unit. The distribution will occur when all vesting conditions applicable to such Stock Units have been satisfied or have lapsed.

        10.6    Death of Recipient.     Any Common Shares that become distributable under this Article 10 after the recipient's death will be distributed to the recipient's beneficiary or beneficiaries. Each recipient of Stock Units under this Article 10 will designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient's death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Common Shares that become distributable under this Article 10 after the recipient's death will be distributed to the recipient's estate.

        10.7    No Voting or Dividend Rights.     The holders of Stock Units awarded under this Article 10 will have no voting rights or rights to dividends. Until an Award of Stock Units is settled, the number of such Stock Units will be subject to adjustment pursuant to Article 11.

        10.8    Transferability of Shares and Other Terms of Units.     The transferability of all or a portion of the Common Shares issued upon settlement of any Stock Units awarded to Outside Directors under this Article 10 will be restricted as provided in the applicable Stock Unit Agreement. The Stock Units awarded to Outside Directors under this Article 10 will not be transferable prior to the recipient's death. The applicable Stock Unit Agreement will also contain such other terms, not inconsistent with this Article 10, as the Company may determine.

        10.9    Deferral of Vesting and Settlement.     Notwithstanding any other term of the Plan, if a Form S-8 Registration Statement is not in effect and current when a settlement would otherwise occur under this Article 10, such settlement may be deferred until such a Registration Statement is in effect and current.

  ARTICLE 11.    PROTECTION AGAINST DILUTION.

        11.1    Adjustments.     In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee will make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (a)   The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

          (b)   The limitations set forth in Sections 5.2 and 7.2;

          (c)   The number of Stock Units to be granted to Outside Directors under Article 10;

          (d)   The number of Common Shares covered by each outstanding Option and SAR;

          (e)   The Exercise Price under each outstanding Option and SAR; or

          (f)    The number of Stock Units included in any prior Award that has not yet been settled.

Except as provided in this Article 11, a Participant will have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        11.2    Dissolution or Liquidation.     To the extent not previously exercised or settled, Options, SARs and Stock Units will terminate immediately prior to the dissolution or liquidation of the Company.

        11.3    Reorganizations.     In the event that the Company is a party to a merger or other reorganization, outstanding Awards will be subject to the agreement of merger or reorganization. Such agreement will provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) accelerated exercisability or vesting and accelerated expiration of the outstanding Awards, (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards or (f) cancellation of such Awards.

  ARTICLE 12.    DEFERRAL OF AWARDS.

        The Committee (in its sole discretion) may permit or require a Participant to:

          (a)   Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

          (b)   Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

          (c)   Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts will be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established will have no rights other than those of a general creditor of the Company. Such an account will represent an unfunded and unsecured obligation of the Company and will be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

  ARTICLE 13.    AWARDS UNDER OTHER PLANS.

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares will be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

  ARTICLE 14.    PAYMENT OF DIRECTORS' FEES IN SECURITIES.

        14.1    Effective Date.     No provision of this Article 14 will be effective unless and until the Board has determined to implement such provision.

        14.2    Elections to Receive NSOs, Restricted Shares or Stock Units.     An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units will be issued under the Plan. An election under this Article 14 will be filed with the Company on the prescribed form.

        14.3    Number and Terms of NSOs, Restricted Shares or Stock Units.     The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash will be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units will also be determined by the Board.

  ARTICLE 15.    LIMITATION ON RIGHTS.

        15.1    Retention Rights.     Neither the Plan nor any Award granted under the Plan will be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

        15.2    Stockholders' Rights.     A Participant will have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment will be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

        15.3    Regulatory Requirements.     Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan will be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

  ARTICLE 16.    WITHHOLDING TAXES.

        16.1    General.     To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor will make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company will not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

        16.2    Share Withholding.     The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares will be valued at their Fair Market Value on the date when they are withheld or surrendered.

  ARTICLE 17.    FUTURE OF THE PLAN.

        17.1    Term of the Plan.     The Plan, as set forth herein, will become effective on the effective date of the Company's initial public offering of its Common Shares. The Plan will remain in effect until the earlier of (a) the date it is terminated under Section 17.2 or (b) the 10th anniversary of the later of (i) the date when the Board adopted the Plan or (ii) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 that was approved by the Company's stockholders.

        17.2    Amendment or Termination.     The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan will be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards will be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, will not affect any Award previously granted under the Plan.

  ARTICLE 18.    LIMITATION ON PAYMENTS.

        18.1    Scope of Limitation.     This Article 18 will apply to an Award only if:

          (a)   The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 18 than it was before the application of this Article 18; or

          (b)   The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award will be subject to this Article 18 (regardless of the after-tax value of such Award to the Participant).

        If this Article 18 applies to an Award, it will supersede any contrary provision of the Plan or of any Award granted under the Plan.

        18.2    Basic Rule.     In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments will be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 18, the "Reduced Amount" will be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

        18.3    Reduction of Payments.     If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company will promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments will be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and will advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments will be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and will notify the Participant promptly of such election. For purposes of this Article 18, present value will be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 18 will be binding upon the Company and the Participant and will be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company will pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and will promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

        18.4    Overpayments and Underpayments.     As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment will be treated for all purposes as a loan to the Participant which he or she will repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount will be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment will promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

        18.5    Related Corporations.     For purposes of this Article 18, the term "Company" will include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

  ARTICLE 19.    LIMITATION ON CALIFORNIA AWARDS.

        19.1    Scope of Limitation.     This Article 19 will apply to an Award only if such Award is made to a Participant who resides in the State of California.

        19.2    Ten Percent Stockholders.     A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries and to whom this Article 19 applies, will not be eligible for an Award under the Plan unless the Exercise Price or purchase price of the Award is at least 110% (100% in the case of an Award made under Article 8) of the Fair Market Value of a Common Share on the date of grant or award date.

        19.3    Minimum Price of Awards.     The Exercise Price or purchase price of an Award to which this Article 19 applies will not be less than 85% of the Fair Market Value of a Common Share on the date of grant or award date, and a higher percentage may be required by the Plan or the applicable Restricted Stock Agreement, Stock Option Agreement or Stock Unit Agreement.

        19.4    Minimum Vesting of Awards.     In the case of a Participant to which this Article 19 applies who is not an officer of the Company, an Outside Director or a Consultant, an Award (to the extent applicable) will become vested and exercisable at least as rapidly as 20% per year over the five-year period commencing on the date of grant or award date. In addition, any right to repurchase a Participant's Common Shares under an Award at the original Exercise Price or purchase price (if any) upon termination of the Participant's service will (a) lapse at least as rapidly as 20% per year over the five-year period commencing on the date of the award or sale of the Common Shares, (b) be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Common Shares and (c) be exercised only within 90 days after the termination of the Participant's service.

        19.5    Term of Awards.     The term of an Award to which this Article 19 applies will not exceed 10 years from the date of grant or award date, and a shorter term may be required in the case of an

ISO. If a Participant's service terminates for any reason, then the Participant's Awards (to the extent applicable) will expire on the earliest of the following occasions:

          (a)   The expiration date set forth in this Section 19.5;

          (b)   The date three months after the termination of the Participant's service for any reason other than death or Disability, or such later date as is set forth in the Plan or as the Board may determine; or

          (c)   The date six months after the termination of the Participant's service by reason of death or Disability, or such later date as is set forth in the Plan or as the Board may determine.

To the extent applicable, the Participant may exercise all or part of the Participant's Awards at any time before the expiration of such Awards under the preceding sentence, but only to the extent that such Awards had become exercisable before the Participant's service terminated (or became exercisable as a result of the termination) and the underlying Common Shares had vested before the Participant's service terminated (or vested as a result of the termination). The balance of such Awards will lapse when the Participant's service terminates. Subject to the preceding, the Board at its sole discretion will determine when an Award expires.

        19.6    Transferability of Awards.     Awards to which this Artiacle 19 applies will be transferable by the Participant only by (a) a beneficiary designation, (b) a will or (c) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, an NSO will also be transferable by the Participant by (i) a gift to a member of the Participant's Immediate Family or (ii) a gift to an inter vivos or testamentary trust in which members of the Participant's Immediate Family have a beneficial interest of more than 50% and which provides that such NSO is to be transferred to the beneficiaries upon the Participant's death. An ISO may be exercised during the lifetime of the Participant only by the Participant or by the Participant's guardian or legal representative.

        19.7    Financial Reports.     The Company each year will furnish to Participants subject to this Article 19 who have received an Award or Common Shares under the Plan its balance sheet and income statement, unless such Participants or stockholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.

  ARTICLE 20.    DEFINITIONS.

        20.1 "Act" means the Securities Act of 1933, as amended.

        20.2 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

        20.3 "Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

        20.4 "Board" means the Company's Board of Directors, as constituted from time to time.

        20.5 "Change in Control" means:

          (a)   The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who did not own or control 50% or more of the voting power of the Company immediately prior to such merger, consolidation or other reorganization own or control immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

          (b)   The sale, transfer or other disposition of all or substantially all of the Company's assets;

          (c)   A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          (d)   Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company's representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this paragraph (d), the term "person" will have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but will exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary, and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Shares of the Company.

A transaction will not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. A transaction will not automatically be deemed a Change in Control if it constitutes a stock repurchase or similar action initiated by the Company that results in Oracle Corporation or its affiliates owning at least 50% of the total voting power represented by the Company's then outstanding voting securities unless the Board or Compensation Committee of the Board determines that such a transaction constitutes a Change in Control.

        20.6 "Code" means the Internal Revenue Code of 1986, as amended.

        20.7 "Committee" means a committee of the Board, as described in Article 2.

        20.8 "Common Share" means one share of the common stock of the Company.

        20.9 "Company" means Liberate Technologies, a Delaware corporation.

        20.10 "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant will be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        20.11 "Disability" means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

        20.12 "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        20.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        20.14 "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        20.15 "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee will be based on the prices reported in The Wall Street Journal. Such determination will be conclusive and binding on all persons.

        20.16 "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and will include adoptive relationships.

        20.17 "ISO" means an incentive stock option described in section 422(b) of the Code.

        20.18 "NSO" means a stock option not described in sections 422 or 423 of the Code.

        20.19 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

        20.20 "Optionee" means an individual or estate who holds an Option or SAR.

        20.21 "Outside Director" means a member of the Board who is not an Employee. Service as an Outside Director will be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        20.22 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan will be considered a Parent commencing as of such date.

        20.23 "Participant" means an individual or estate who holds an Award.

        20.24 "Plan" means this Liberate Technologies 1999 Equity Incentive Plan, as amended from time to time.

        20.25 "Restricted Share" means a Common Share awarded under the Plan.

        20.26 "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

        20.27 "SAR" means a stock appreciation right granted under the Plan.

        20.28 "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        20.29 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

        20.30 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

        20.31 "Stock Unit Agreement" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        20.32 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of such date.

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  EXHIBIT 10.5
LIBERATE TECHNOLOGIES 1999 EQUITY INCENTIVE PLAN
TABLE OF CONTENTS
LIBERATE TECHNOLOGIES 1999 EQUITY INCENTIVE PLAN
ARTICLE 1. INTRODUCTION.
ARTICLE 2. ADMINISTRATION.
  2.1 Committee Composition.
  2.2 Committee Responsibilities.
  2.3 Committee for Non-Officer Grants.
ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
  3.1 Basic Limitation.
  3.2 Annual Increase in Shares.
  3.3 Additional Shares.
  3.4 Dividend Equivalents.
ARTICLE 4. ELIGIBILITY.
  4.1 Incentive Stock Options.
  4.2 Other Grants.
ARTICLE 5. OPTIONS.
  5.1 Stock Option Agreement.
  5.2 Number of Shares.
  5.3 Exercise Price.
  5.4 Exercisability and Term.
  5.5 Effect of Change in Control.
  5.6 Modification or Assumption of Options.
  5.7 Buyout Provisions.
ARTICLE 6. PAYMENT FOR OPTION SHARES.
  6.1 General Rule.
  6.2 Surrender of Stock.
  6.3 Exercise/Sale.
  6.4 Exercise/Pledge.
  6.5 Promissory Note.
  6.6 Other Forms of Payment.
ARTICLE 7. STOCK APPRECIATION RIGHTS.
  7.1 SAR Agreement.
  7.2 Number of Shares.
  7.3 Exercise Price.
  7.4 Exercisability and Term.
  7.5 Effect of Change in Control.
  7.6 Exercise of SARs.
  7.7 Modification or Assumption of SARs.
ARTICLE 8. RESTRICTED SHARES.
  8.1 Restricted Stock Agreement.
  8.2 Payment for Awards.
  8.3 Vesting Conditions.
  8.4 Voting and Dividend Rights.
ARTICLE 9. STOCK UNITS.
  9.1 Stock Unit Agreement.
  9.2 Payment for Awards.
  9.3 Vesting Conditions.
  9.4 Voting and Dividend Rights.
  9.5 Form and Time of Settlement of Stock Units.
  9.6 Death of Recipient.
  9.7 Creditors' Rights.
ARTICLE 10. AUTOMATIC AWARDS OF STOCK UNITS TO OUTSIDE DIRECTORS.
  10.1 Initial Award.
  10.2 Annual Award.
  10.3 Affiliates of Outside Directors.
  10.4 Change in Control.
  10.5 Form and Time of Settlement.
  10.6 Death of Recipient.
  10.7 No Voting or Dividend Rights.
  10.8 Transferability of Shares and Other Terms of Units.
  10.9 Deferral of Vesting and Settlement.
ARTICLE 11. PROTECTION AGAINST DILUTION.
  11.1 Adjustments.
  11.2 Dissolution or Liquidation.
  11.3 Reorganizations.
ARTICLE 12. DEFERRAL OF AWARDS.
ARTICLE 13. AWARDS UNDER OTHER PLANS.
ARTICLE 14. PAYMENT OF DIRECTORS' FEES IN SECURITIES.
  14.1 Effective Date.
  14.2 Elections to Receive NSOs, Restricted Shares or Stock Units.
  14.3 Number and Terms of NSOs, Restricted Shares or Stock Units.
ARTICLE 15. LIMITATION ON RIGHTS.
  15.1 Retention Rights.
  15.2 Stockholders' Rights.
  15.3 Regulatory Requirements.
ARTICLE 16. WITHHOLDING TAXES.
  16.1 General.
  16.2 Share Withholding.
ARTICLE 17. FUTURE OF THE PLAN.
  17.1 Term of the Plan.
  17.2 Amendment or Termination.
ARTICLE 18. LIMITATION ON PAYMENTS.
  18.1 Scope of Limitation.
  18.2 Basic Rule.
  18.3 Reduction of Payments.
  18.4 Overpayments and Underpayments.
  18.5 Related Corporations.
ARTICLE 19. LIMITATION ON CALIFORNIA AWARDS.
  19.1 Scope of Limitation.
  19.2 Ten Percent Stockholders.
  19.3 Minimum Price of Awards.
  19.4 Minimum Vesting of Awards.
  19.5 Term of Awards.
  19.6 Transferability of Awards.
  19.7 Financial Reports.
ARTICLE 20. DEFINITIONS.